Exhibit 10.49

Montreal, May 2, 2013

BY COURIER

DAVIDsTEA Inc.

c/o Elise Trudeau

5775A Ferrier

Mount-Royal, QC H4P 1N3

RE:                           License Agreement Extension

336-340 Queen Street West

Further to a License Agreement between the parties dated June 18, 2008, this letter confirms the agreement to extend the Term for a further period of 10 months expiring on July 31, 2014 upon the same terms and conditions as the License agreement.

Acknowledged and agreed this 31 of May, 2013.

DAVIDsTEA Inc., by its authorized signatory

Per:	/s/ Howard Tafler /s/ Herschel Segal
Name:
Title:

Acknowledged and agreed this 3rd of June, 2013.

Le Château Inc., by its authorized signatory

Per:	/s/ Emilia Di Raddo
Name:	Emilia Di Raddo, CA
Title:	President

Per:	/s/ Lee Albert
Name:	Lee Albert
Title:	Director, Real Estate

8300 boul, Dècarie Montréal Québec H4P 2P5 • T. (514) 738-7000 F. (514) 738-8288

Lechateau.com